Exhibit 99.1

                 VANTAGEMED ANNOUNCES FIRST QUARTER 2006 RESULTS

RANCHO CORDOVA, Calif.--May 9, 2006--VantageMed Corporation (OTCBB: VMDC.OB) today announced financial results for the first quarter ended March 31, 2006. VantageMed reported a net loss of ($390,000), or ($0.03) per share, in the first quarter of 2006, compared to a loss of ($1.2) million, or ($0.13) per share, for the year ago quarter and ($303,000), or ($0.02) per share, for the prior quarter.

Total revenues for the quarter ended March 31, 2006 were $2.9 million, down $1.4 million, or 32.8%, from $4.4 million in the year ago quarter and down $540,000, or 15.6%, from the previous quarter. The Company stated that approximately $380,000 of the decrease in revenues in the consecutive quarters was related to the sale of its Hawaii Operation in February 2006. This sale and the related reductions in cost are expected to have a positive impact on the Company's results of operations in future periods. The decrease in revenues in the year over year period is a reflection of the Company's completed strategy to discontinue support of legacy technology products and consolidate its practice management customers onto a core set of newer technology products.

The Company has made significant changes to its cost structure over the last several quarters and has reduced staffing levels from 172 at March 31, 2005 to 93 at March 31, 2006. Additional cost cutting measures, including the elimination of a senior level financial position, have been implemented since March 31, 2006 and are expected to have a positive impact on the Company's results in future periods. As of March 31, 2006, the Company had cash and short term investments totaling $493,000.

MANAGEMENT COMMENTARY

Steve Curd, VantageMed's CEO, commented, "In the first quarter of 2006 we completed the sale of our Hawaii Operation and recognized a $235,000 gain in connection with this transaction. In addition to reducing VantageMed's future net losses, the sale of this remote operation has allowed our executive team to improve its focus on other aspects of our business, including sales of our Northern Health product line. Much of the investment we've made during the first quarter has been focused on achieving sales growth for this product line, and although you won't see evidence of that in the current quarter, I'm encouraged by our growing sales prospect pipelines. We have also made the progress we expected in our operations, both in terms of improving service as well as increasing efficiency, and I am encouraged by our prospects for our future."

CONFERENCE CALL

VantageMed will be hosting a conference call to discuss financial results today, May 9, 2006 at 5:00 P.M. Eastern Time. The call will be broadcast live over the Internet and can be accessed at http://www.videonewswire.com/event.asp?id=33567. To participate in the call, please dial 1-800-262-1292 five to ten minutes prior to the scheduled conference call time. A replay of the call will be available on the Company's website for 30 days.

ABOUT VANTAGEMED

VantageMed is a trusted provider of healthcare software products and services to more than 18,000 physician, anesthesiologist and behavioral health providers nationwide. These providers use VantageMed's core products including ChartKeeper Computerized Medical Records software as well as RidgeMark, Northern Health Anesthesia and our Helper family of Practice Management products which are all supported by SecureConnect electronic transaction services. VantageMed is dedicated to providing these cost effective, easy to use solutions that empower healthcare providers and their staff with the tools and data they need to improve productivity and reimbursements. For more information about VantageMed or our products, please call 877-879-8633, or visit the company's Website at www.vantagemed.com.

This press release may be deemed to contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements are made as of today's date and we do not undertake any obligation to update forward-looking statements. You can identify such statements by our use of such words as "expect," "will," "future," and similar words and phrases which denote future events and which may depend on the future performance of the Company. Our assumptions underlying these statements are also "forward-looking" statements. Forward-looking statements are based on information and assumptions that are dynamic in nature and subject to rapid and sometimes abrupt changes. Our forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the statements. These risks and uncertainties include risks related to our ability to successfully increase sales of our products, decrease our operating and cash losses and improve our service. Our forward-looking statements are also subject to important risks and uncertainties detailed in our latest reports filed with the SEC and available on its website at www.sec.gov.

INVESTOR RELATIONS CONTACT:
VantageMed Corporation
Liesel Loesch
(877) TRY-VMED, ext. 4833
investor@vantagemed.com

MEDIA CONTACT:
VantageMed Corporation
Jennifer Morgano
(877) TRY-VMED, ext. 4851
media@vantagemed.com

                             VANTAGEMED CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In Thousands, Except Per Share Amounts)
                                   (Unaudited)

                                                              THREE MONTHS ENDED
                                                     ------------------------------------
                                                       MAR 31       DEC 31       MAR 31
                                                        2006         2005         2005
                                                     ----------   ----------   ----------
Revenues:
  Software and systems ...........................   $      501   $      673   $      957
  Customer support ...............................        1,571        1,846        2,308
  Electronic services ............................          852          945        1,089
                                                     ----------   ----------   ----------
       Total revenues ............................        2,924        3,464        4,354
                                                     ----------   ----------   ----------

Cost of revenues:
  Software and systems ...........................          145          230          348
  Customer support ...............................          988        1,122        1,745
  Electronic services ............................          479          635          747
                                                     ----------   ----------   ----------
       Total cost of revenues ....................        1,612        1,987        2,840
                                                     ----------   ----------   ----------

  Total gross margin .............................        1,312        1,477        1,514

Operating expenses:
  Selling, general and administrative ............        1,369        1,211        2,038
  Product development ............................          412          418          589
  Depreciation and amortization ..................           49           54           67
  Stock-based compensation .......................           83           85           85
  Asset impairment / restructuring charges .......            -            -          (13)
                                                     ----------   ----------   ----------
  Total operating costs and expenses .............        1,913        1,768        2,766
                                                     ----------   ----------   ----------
Loss  from operations ............................         (601)        (291)      (1,252)
Interest and other income (expense):
  Interest income ................................            7            8           16
  Interest and other expense .....................          (31)         (20)         (12)
  Gain on sale of Hawaii Operation ...............          235            -            -
                                                     ----------   ----------   ----------
  Total interest and other income (expense), net..          211          (12)           4
                                                     ----------   ----------   ----------
       Net loss ..................................   $     (390)  $     (303)  $   (1,248)
                                                     ==========   ==========   ==========
Basic and diluted net loss per share .............   $    (0.03)  $    (0.02)  $    (0.13)
                                                     ----------   ----------   ----------
Weighted-average shares-basic and diluted ........       14,239       14,239        9,326
                                                     ----------   ----------   ----------

                             VANTAGEMED CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)
                                   (Unaudited)

                                                                                             QUARTER ENDED
                                                                                               MARCH 31,
                                                                                        -----------------------
                                                                                           2006        2005
                                                                                        ----------   ----------
Cash flows from operating activities:
  Net loss ..........................................................................   $     (390)  $   (1,248)
    Adjustments to reconcile net loss to net cash used for operating activities -
      Gain on sale of Hawaii Operation ..............................................         (235)           -
      Depreciation and amortization .................................................           49           67
      Impairment of intangible assets and goodwill
      Bad debt expense (benefit), net of write offs and recoveries ..................          (42)          79
      Stock-based compensation ......................................................           83           85
  Changes in assets and liabilities -
       Accounts receivable ..........................................................          360          617
       Inventories ..................................................................           10          (95)
       Prepaid expenses and other ...................................................           42           52
       Accounts payable and accrued liabilities .....................................         (333)         442
       Customer deposits and deferred revenue .......................................         (239)        (670)
                                                                                        ----------   ----------
  Net cash used for operating activities ............................................         (695)        (671)
                                                                                        ----------   ----------
Cash flows from investing activities:
  Purchases of property and equipment ...............................................          (14)         (20)
  Purchase of investments ..........................................................             -       (4,000)
  Cash proceeds from sale of Hawaii Operation ......................................           605            -
                                                                                        ----------   ----------
  Net cash provided by (used for) investing activities ..............................          591       (4,020)
Cash flows from financing activities:
   Principal payments on long-term debt .............................................          (39)        (144)
   Proceeds from sale of stock and warrants, net ....................................            -        4,576
   Proceeds from stock option exercises .............................................            -            5
                                                                                        ----------   ----------
   Net cash provided by (used for) financing activities .............................          (39)       4,437
                                                                                        ----------   ----------
   Net decrease in cash and cash equivalents ........................................         (143)        (254)
Cash and cash equivalents, beginning of period ......................................          636          946
                                                                                        ----------   ----------
Cash and cash equivalents, end of period ............................................   $      493   $      692
                                                                                        ==========   ==========

                             VantageMed Corporation
                           Consolidated Balance Sheets
               (In Thousands, Except Share And Per Share Amounts)
                                   (Unaudited)

                                                                                          MAR 31,      DEC 31,
                                                                                           2006         2005
                                                                                        ----------   ----------
ASSETS
Current assets:
   Cash and cash equivalents ........................................................   $      493   $      636
  Accounts receivable, net of allowance of $257 and $352, respectively ..............          754        1,213
  Inventories, net ..................................................................           36           62
  Prepaid expenses and other ........................................................          221          263
                                                                                        ----------   ----------
       Total current assets .........................................................        1,504        2,174
Property and equipment, net .........................................................          170          213
Intangibles, net ....................................................................            -          377
                                                                                        ----------   ----------
       Total assets .................................................................   $    1,674   $    2,764
                                                                                        ==========   ==========

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
  Current portion of long-term debt .................................................   $      103   $      140
  Accounts payable ..................................................................        1,419        1,543
  Accrued liabilities ...............................................................          930        1,128
  Customer deposits and deferred revenue ............................................        2,888        3,299
                                                                                        ----------   ----------
        Total current liabilities ...................................................        5,340        6,110
Long-term portion of restructuring reserve, net of current portion ..................           11           22
Long-term debt, net of current portion ..............................................           40           42
                                                                                        ----------   ----------
       Total liabilities ............................................................        5,391        6,174
                                                                                        ----------   ----------
Stockholders' equity (deficiency):
  Preferred stock, $0.001 par value, 5,000,000 shares authorized; no shares
issued and outstanding at March 31, 2006 and December 31, 2005 ......................            -            -
  Common stock, $0.001 par value, 40,000,000 shares authorized; 14,239,178 and
shares issued and outstanding at March 31, 2006 and December 31, 2005 ...............           14           14
  Additional paid-in capital ........................................................       77,834       77,751
  Accumulated deficit ...............................................................      (81,565)     (81,175)
                                                                                        ----------   ----------
       Total stockholders' equity (deficiency) ......................................       (3,717)      (3,410)
                                                                                        ----------   ----------
       Total liabilities and stockholders' equity (deficiency) ......................   $    1,674   $    2,764
                                                                                        ==========   ==========